Exhibit 5.1

90 Park Avenue

New York, NY 10016

212-210-9400 | Fax: 212-210-9444

Mark F. McElreath	Direct Dial: 212-210-95955	Email: mark.mcelreath@alston.com

June 26, 2017

Avenue Therapeutics, Inc. 2 Gansevoort Street, 9th Floor New York, NY 10014

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We are acting as counsel to Avenue Therapeutics, Inc., a Delaware corporation (the “Company”).  We have represented the Company in connection with the Company’s filing of a registration statement on Form S-1 (File No. 333-217552) (the “Initial Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on April 28, 2017 (and amended on May 22, 2017 and June 23, 2017) and declared effective by the Commission on June 26, 2017, as well as this registration statement filed in connection thereto under Rule 462(b) of the Securities Act (the “Rule 462(b) Registration Statement”).  The Rule 462(b) Registration Statement was filed by the Company with the Commission pursuant to the Securities Act, for the registration of shares of Common Stock, $0.0001 par value per share, with a proposed maximum aggregate offering price of $3,450,000 (the “Shares”), including Shares issuable upon the exercise of an option granted by the Company to the underwriters to purchase additional shares.  This opinion is furnished to you at your request in accordance with the requirements of Item 16 of the Commission’s Form S-1 and Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

The Shares are being sold by the Company to the several underwriters named in, and pursuant to, an underwriting agreement among the Company and such underwriters, a form of which has been filed as Exhibit 1.1 to the Initial Registration Statement (the “Underwriting Agreement”).

We have examined the Amended and Restated Certificate of Incorporation of the Company, the Bylaws of the Company, records of proceedings of the Board of Directors of the Company (the “Board of Directors”), or committees thereof, and records of proceedings of the stockholders, deemed by us to be relevant to this opinion letter. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

June 26, 2017

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

In our examination of the foregoing, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Shares have been duly authorized by all necessary corporate action of the Company and, when issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

Our opinion set forth herein is limited to the General Corporation Law of the State of Delaware, the laws of the State of New York, and the federal law of the United States, and we do not express any opinion herein concerning any other laws.

This opinion letter is provided to the Company for its use solely in connection with the transactions contemplated by the Underwriting Agreement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. The only opinion rendered by us consists of that set forth in the sixth paragraph of this letter, and no opinion may be implied or inferred beyond the opinion expressly stated. Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

We consent to the filing of this opinion letter with the Commission as an exhibit to the Rule 462(b) Registration Statement and the use of our name in the Initial Registration Statement and in the related Prospectus under the heading “Legal Matters”. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

ALSTON & BIRD LLP

By:	/s/ Mark F. McElreath
Mark F. McElreath
Partner